              NATIONAL ADVERTISING SALES REPRESENTATION AGREEMENT

                        Effective Date: March 10, 1998


     This Agreement is made by and between Zip2 Corp. having a principal place of business at 444 Castro Street, Mountain View, California 94041 ("Zip2"), and AdNet Strategies, Inc., a corporation having a principal place of business at 5959 West Century Blvd., Suite 756, Los Angeles, CA 90045 ("AdNet").

     1.   Engagement of Services.  AdNet will serve as Zip2's representative to
          ----------------------
sell Banner Advertising for Zip2's Web Site located on the World Wide Web at the URL http://www.zip2.com or such other URL designated in writing by Zip2. "Banner
    -------------------
Advertising" means specific third party advertisements consisting of billboard-like graphics displayed in a specific location on the City Guide and other online Zip2 Services ("Zip2 Services"). AdNet will update Zip2 on the progress and demand of the Internet advertising marketplace, while Zip2 will update AdNet on new opportunities with Zip2's Web Site.

     2.   Compensation.  Zip2 will pay AdNet a commission of twenty five percent
          ------------
(25%) of the revenues received by AdNet from Banner Advertising sold by AdNet. Zip2 and AdNet will also meet to discuss the creation of a bonus package designed to provide AdNet with increased incentive to maximize Zip2's advertising revenue.

     3.   Invoicing and Payment.  AdNet will be responsible for invoicing and
          ---------------------
collecting all revenues from Banner Advertising sold by AdNet on behalf of Zip2. Zip2 shall have sole discretion to set the prices for all Banner Advertising. By the tenth (10/th/) day of each month. AdNet will remit to Zip2 a check for seventy five per cent (75%) of all revenues received by AdNet for Zip2 Banner Advertising that AdNet sold during the previous month. In the event that AdNet is unable for any reason to collect the Banner Advertising revenue within one hundred twenty days (120) days after invoice, Zip2 may collect such Banner Advertising revenue directly. If Zip2 collects such late paying Banner Advertising revenues directly, Zip2 will remit to AdNet a check for twenty five (25%) of all late paying Zip2 Banner Advertising revenues that Zip2 collects.

     4.   Implementation.  Within fourteen (14) days after each sale, AdNet will
          --------------
fax Zip2 a copy of the insertion order as well as any pertinent schedule details not listed on the insertion order (i.e., production contact information, banner advertising placement, and production materials such as text, logos, graphics, URL links, etc.). AdNet shall provide all pertinent schedule details and production materials in a format specified by Zip2. Zip2 will use commercially reasonable efforts to ensure that the Banner Advertising is accessible to end users promptly after receiving complete insertion orders and production materials from AdNet. Zip2 reserves the right to reject or remove any Banner Advertising from Zip2 Services in its sole discretion at any time.

     5.   Expenses.  AdNet will be solely responsible for all expenses,
          --------
including but not limited to telephone, fax, and all travel and entertainment costs.

     6.   Account Directors.  Zip2 and AdNet will appoint account directors. As
          -----------------
of the Effective Date, the Zip2 account director will be Keith Lorizio and the AdNet account director will be John Bohan. Either party may change its account director by providing the other written notice.

     7.   Reporting.  By the fifteenth calendar day of each month, Zip2 will
          ---------
provide AdNet with a tracking report that lists total number of page views during the previous month. Each Monday afternoon, Zip2 will endeavor to provide a weekly tracking report to AdNet that lists daily banner impressions and click-throughs (by banner) for each advertising creative that ran in the prior week. Zip2 will work with AdNet's programmers to export the banner tracking results to AdNet electronically. All information received in connection with such reports shall be deemed to be "Confidential Information" in accordance with the terms of Section 10.2 ("Confidential Information").

     8.   Audits. With ten (10) days notification. Zip2 shall have the right to
          ------
inspect and audit the revenue records of AdNet, which inspection and audit shall be conducted during regular business hours at the offices of AdNet in such a manner as not to interfere with AdNet's normal activities. If such audit shows that any of AdNet's reports understated the actual due to Zip2 by more than five percent (5%), then AdNet shall pay to Zip2 all reasonable costs and expenses which may be incurred by Zip2 in conducting such audit and collecting such underpayment (including, without limitation, the fees of Zip2's independent certified accountants, if any). All information received in connection with such audits, and the results thereof, will be deemed to be "Confidential Information" in accordance with the terms of Section 9.2 ("Confidential Information").

     9.   Independent Contractor Relationship. AdNet's relationship with Zip2 is
          -----------------------------------
that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. AdNet will not be entitled to any of the benefits which Zip2 may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. AdNet is not authorized to make any representation, contract or commitment on behalf of Zip2 unless specifically requested or authorized in writing to do so by a Zip2 manager. AdNet is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. AdNet is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of AdNet's compensation will be subject to withholding by Zip2 for the payment of any social security, federal, state or any other employee payroll taxes. Zip2 will regularly report amounts paid to AdNet by filing Form 1099-MISC with the Internal Revenue Service as required by law.

     10.  Intellectual Property Rights.
          ----------------------------

          10.1   Ownership and Assignment.
                 ------------------------

                 Zip2 shall own all intellectual property rights in and to any artwork, documents, inventions or ideas developed by AdNet in connection with the services AdNet is providing specifically for Zip2 under this Agreement. AdNet hereby assigns and agrees to assign to Zip2 any right, title or interest worldwide in all intellectual property and any associated intellectual property rights. AdNet agrees to execute upon Zip2's request a signed transfer of ownership to Zip2 for all such documents and works subject to protection. If Zip2 is unable for any reason to secure AdNet's signature to any document required to apply for or execute any intellectual property right, AdNet hereby irrevocably designates and appoints Zip2 as its agent and attorney-in-fact to act for and in its behalf and instead of AdNet for such purposes.


          10.2   Confidential Information.
                 ------------------------

                 (a)     Definition of Confidential Information. "Confidential
                         --------------------------------------
Information" as used in this Agreement shall mean any and all technical and non-technical information and proprietary information, including without limitation, techniques, sketches, drawings, models, inventions, Intellectual Property, patent applications, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Zip2 and/or AdNet, its suppliers and customers. Zip2's and AdNet's information concerning research, experimental work, development, design details and specifications, engineering information, financial information, procurement requirements, purchasing and manufacturing information, customer lists, business forecasts, sales and merchandising and marketing plans and information.


                 (b)     AdNet Nondisclosure and Nonuse Obligations.  AdNet will
                         ------------------------------------------
use the Confidential Information solely to perform Project Assignment(s) for the benefit of Zip2, AdNet agrees that its shall treat all Confidential Information of Zip2 with the same degree of care as it accords to its own Confidential Information, and AdNet represents that it exercise reasonable care to protects its own Confidential Information. AdNet agrees that it shall disclose Confidential Information only to those employees who need to know such information and certifies that such employees have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement, AdNet agrees not to communicate any information to Zip2 in violation of the proprietary rights of any third party. AdNet will immediately give notice to Zip2 of any unauthorized use or disclosure of the Confidential Information. AdNet agrees to assist Zip2 in remedying any such unauthorized use or disclosure of the Confidential Information.

               (c)  Zip2 Nondisclosure and Nonuse Obligations.  Zip2 agrees that
                    -----------------------------------------
it shall treat all Confidential Information of AdNet with the same degree of care as it accords to its own Confidential Information, and Zip2 represents that it exercises reasonable care to protects its own Confidential Information. Zip2 agrees that it shall disclose Confidential Information only to those employees who need to know such information and certifies that such employees have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement. Zip2 agrees not to communicate any information to AdNet in violation of the proprietary rights of any third party. Zip2 will immediately give notice to AdNet of any unauthorized use or disclosure of the Confidential Information. Zip2 agrees to assist AdNet in remedying any such unauthorized use or disclosure of the Confidential Information.

               (d)  AdNet's Exclusions from Nondisclosure Obligations.  AdNet's
                    -------------------------------------------------
obligations under Paragraph 10.2(b) ("Nondisclosure") with respect to Confidential Information shall terminate when AdNet can document that: (a) the information was in the public domain at or subsequent to the time it was communicated to AdNet by the disclosing party through no fault of AdNet; (b) the information was rightfully in AdNet's possession free of any obligation of confidence at or subsequent to the time it was communicated to AdNet by the disclosing party; or (c) the information was developed by employees or agents of AdNet independently of and without reference to any information communicated to AdNet by the disclosing party. If AdNet is required to disclose the Confidential Information in response to a valid order by a court or other government body, or as otherwise required by law or as necessary to establish the rights of either party under this Agreement, AdNet agrees to provide Zip2 with prompt written notice so as to provide Zip2 with a reasonable opportunity to protect such Confidential Information.

               (e)  Zip2's Exclusions from Nondisclosure Obligations.  Zip2's
                    ------------------------------------------------
obligations under Paragraph 10.2(b) ("Nondisclosure") with respect to Confidential Information shall terminate when Zip2 can document that: (a) the information was in the public domain at or subsequent to the time it was communicated to Zip2 by the disclosing party through no fault of Zip2; (b) the information was rightfully in AdNet's possession free of any obligation of confidence at or subsequent to the time it was communicated to Zip2 by the disclosing party; or (c) the information was developed by employees or agents of Zip2 independently of and without reference to any information communicated to Zip2 by the disclosing party. If Zip2 is required to disclose the Confidential Information in response to a valid order by a court or other government body, or as otherwise required by law or as necessary to establish the rights of either party under this Agreement, Zip2 agrees to provide AdNet with prompt written notice so as to provide AdNet with a reasonable opportunity to protect such Confidential Information.

               (f)  Disclosure of Third Party Information.  Neither party shall
                    -------------------------------------
communicate any information to the other in violation of the proprietary rights of any third party.

          10.3 Return of Zip2's Property.  All materials furnished to AdNet by
               -------------------------
Zip2, whether delivered to AdNet by Zip2 or made by AdNet in the performance of services under this Agreement (collectively referred to as the "Zip2 Property") are the sole and exclusive property of Zip2 and/or its suppliers or customers. Upon termination of this Agreement by either party for any reason, AdNet agrees to promptly deliver to Zip2 or destroy, at Zip2's option, the original and any copies of the Zip2 Property. Within five (5) days after the termination of this Agreement, AdNet agrees to certify in writing that AdNet has so returned or destroyed all such Zip2 Property.

     11.  No Conflict of Interest.  During the term of this Agreement, AdNet
          -----------------------
will not accept work or enter into an arrangement with any other city guide providers (including, without limitation, Microsoft Sidewalk and AOL Digital Cities). AdNet warrants that, to the best of its knowledge, there is no other contract or duty on AdNet's part which conflicts with or is inconsistent with this Agreement.

     12.  Term and Termination.
          --------------------

          12.1 Term.  This Agreement is effective as of the Effective Date set
               ----
forth above and will terminate on February 28, 1999 unless terminated earlier as set forth below.

          12.2 Termination by Zip2.  Zip2 may terminate this Agreement, with or
               -------------------
without cause, at any time upon sixty (60) days prior written notice to AdNet. Zip2 also may terminate this Agreement immediately in its sole discretion upon AdNet's material breach of Section 10 ("Intellectual Property Rights"), Section 13

("Noninterference with Business") and/or upon any acts of gross misconduct by AdNet. If Zip2 terminates without cause, AdNet may continue to call, up to sixty
(60) days after the termination date, all the advertisers that AdNet previously invoiced for Zip2 during the term of this Agreement. AdNet will continue to receive its commission for all Banner Advertising sold by AdNet to such advertisers, including all Banner Advertising that it sells for Zip2 during the term of this Agreement and invoiced during this 60-day period, that run past the termination date, as set forth in Section 2 ("Compensation").

          12.3 Termination by AdNet. AdNet may terminate this Agreement, with or
               --------------------
without cause, at any time upon sixty (60) days prior written notice to Zip2. AdNet may continue to call, up to thirty (30) days after the termination date, all the advertisers that AdNet previously invoiced for Zip2 during the term of this Agreement, and will continue to receive commissions for all Banner Advertising by such advertisers invoiced during this period, as set forth in
Section 2 ("Compensation").

          12.4 Effects of Termination; Survival. In the event of the termination
               --------------------------------
of this Agreement, all payments due shall accelerate and become due upon the effective date of termination to the extent that they have been earned. These remedies are in addition to any other remedies that may be available to the parties at equity or under law. The rights and obligations contained in Sections 10 ("Intellectual Property Rights"), 12 (Term and Termination), 15 (Governing Law; Jurisdiction) and 18 (Injunctive Relief for Breach) will survive any termination or expiration of this Agreement.

     13.  Successors and Assigns. AdNet may not subcontract or otherwise
          ----------------------
delegate its obligations under this Agreement without Zip2's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Zip2's successors and assigns, and will be binding on AdNet's assignees.

     14.  Notices. Any legal notice required or permitted by this Agreement
          -------
shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgement of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or such other address as either party may specify in writing.

     15.  Governing Law; Jurisdiction. This Agreement shall be governed in all
          ---------------------------
respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The parties irrevocably submit to the non-exclusive jurisdiction of the Superior Court of the State of California, San Francisco County and the United States District Court for the Northern District of California, San Francisco Branch, in any action to enforce this Agreement.

     16.  Severability. Should any provisions of this Agreement be held by a
          ------------
court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

     17.  Waiver. The waiver by Zip2 of a breach of any provision of this
          ------
Agreement by AdNet shall not operate or be construed as a waiver of any other or subsequent breach by AdNet. The waiver by AdNet of a breach of any provision of this Agreement by Zip2 shall not operate or be construed as a waiver of any other or subsequent breach by Zip2.

     18.  Injunctive Relief for Breach. Either party's breach of the obligations
          ----------------------------
contained in Sections 10 ("Intellectual Property Rights") and 11 ("No Conflict of Interest") will entitle the other party to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

     19.  Legal Fees. If any action at law or in equity is necessary to enforce
          ----------
or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

     20.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Project Assignments and services undertaken by AdNet for Zip2. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


"Zip2"                                  "AdNet"

ZIP2 CORP.                              AdNet Strategies, Inc.



By: /s/ Michael W. Brickler             By: /s/ John Bohan
   ----------------------------            ----------------------------------

Name: Michael W. Brickler               Name: John Bohan
     --------------------------              --------------------------------

Title: Vice President                   Title: President
      -------------------------               -------------------------------